Exhibit 10.1

WAIVER AND AMENDMENT

THIS WAIVER AND AMENDMENT (this “Waiver”) is entered into as of June 29, 2007 by and among FURNITURE BRANDS INTERNATIONAL, INC., a Delaware corporation (“Furniture Brands”), BROYHILL FURNITURE INDUSTRIES, INC., a North Carolina corporation (“Broyhill”), HDM FURNITURE INDUSTRIES, INC., a Delaware corporation (“HDM”), LANE FURNITURE INDUSTRIES, INC., a Mississippi corporation (“Lane”), THOMASVILLE FURNITURE INDUSTRIES, INC., a Delaware corporation (“Thomasville”, and, together with Furniture Brands, HDM, Broyhill and Lane, each a “Borrower,” and, collectively, the “Borrowers”), the Lenders party to the Credit Agreement, and JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent (the “Administrative Agent”).

RECITALS

A.    The Borrowers, the Lenders, the Co-Syndication Agents, the Administrative Agent and the Lead Arranger are party to that certain Credit Agreement dated as of April 21, 2006 (as amended by Amendment No. 1 thereto dated as of April 16, 2007, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Waiver shall have the meanings ascribed to them by the Credit Agreement.

B.        The Borrowers have requested a waiver and amendment of, and the undersigned Lenders wish to waive and amend, certain provisions of the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Waiver. The undersigned Lenders hereby waive any failure of the Borrowers to comply with Sections 10.05 and 10.06 of the Credit Agreement during the period from and including June 30, 2007 to and including August 14, 2007 (the “Waiver Period”); provided, however, that upon the earlier of August 15, 2007 and the occurrence of a Trigger Event (as defined below) the waiver granted hereby shall cease to be effective. Upon any such cessation of effectiveness, the parties to the Credit Agreement shall be restored to the positions they would have been in had such waiver not been granted and shall thereafter have all the rights, remedies and obligations under the Credit Agreement they would have had at such time had such waiver not been granted (and if a circumstance shall occur which, but for this Waiver, would have constituted a breach of Section 10.05 or 10.06, then upon such cessation an Event of Default shall be deemed to have occurred and be continuing). For purposes hereof, “Trigger Event” means each and any of the following events or circumstances: (a) any of the Borrowers or any of their Subsidiaries shall purchase or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any investment or acquire any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except for any of the foregoing transactions for which the consideration consists solely of common stock of Furniture Brands or (b) there shall occur an Event of Default which has not been waived hereby.

2. Amendments to Credit Agreement.

(a) The last sentence of the defined terms “Applicable Base Rate Margin” and “Applicable Eurodollar Margin” in Section 1.01 of the Credit Agreement are amended to read as follows:

Notwithstanding the foregoing, solely for the period from and including March 31, 2007 to but excluding the earlier of August 15, 2007 and the effective date of any amendment or amendment and restatement of this Agreement entered into in connection with the substantial refinancing of the credit extended hereunder, the respective percentage per annum set forth above for (i) the Applicable Eurodollar Margin for Pricing Levels 4 and 5 shall be 1.00% and 1.25%, respectively and (ii) the Applicable Base Rate Margin for Pricing Level 5 shall be .25%.

(b) Section 10.13 of the Credit Agreement is amended by replacing the two references therein to "June 30, 2007" with references to "August 15, 2007".

3.         Representations and Warranties of the Borrowers. Each of the Borrowers represents and warrants that:

(a)       The execution, delivery and performance by the Borrowers of this Waiver have been duly authorized by all necessary corporate action and that this Waiver is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(b)       Each of the representations and warranties contained in the Credit Agreement (after giving effect to and treating this Waiver as a “Credit Document” for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

(c)       After giving effect to this Waiver, no Default or Event of Default has occurred and is continuing.

4.         Effective Date. This Waiver shall become effective upon the execution and delivery hereof by the Borrowers, the Required Lenders and the Administrative Agent (without respect to whether it has been executed and delivered by all the Lenders) and the satisfaction of the following additional conditions:

(a)       Each of the Guarantors has executed and delivered a Reaffirmation of Guaranty in the form of Exhibit A hereto.

(b)       The requisite holders of the Senior Notes shall have entered into an amendment or granted a waiver during the Waiver Period of any breach of Sections 10.1 or 10.2 of the $150,000,000 Note Purchase Agreement dated as of May 17, 2006 among Furniture Brands, certain of its Subsidiaries and the note purchasers named therein in a document in form and substance reasonably satisfactory to the Administrative Agent.

5.	Reference to and Effect Upon the Credit Agreement.

(a)       Except as specifically waived or amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(b)       The execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document, except as and to the extent specifically set forth herein (and nothing herein shall be construed to be a waiver by the Lenders of any Default or Event of Default, or of compliance with any term or provision of the Credit Documents, except as expressly set forth in Section 1 above).

6.         Costs and Expenses. The Borrowers hereby affirm their obligations under Section 13.01 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Waiver, including but not limited to the reasonable fees, charges and disbursements of outside attorneys for the Administrative Agent with respect thereto.

7.         Governing Law. This Waiver shall be construed in accordance with and governed by the law of the State of New York.

8.         Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purposes.

9.         Counterparts. This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date and year first above written.

FURNITURE BRANDS INTERNATIONAL, INC. BROYHILL FURNITURE INDUSTRIES, INC. HDM FURNITURE INDUSTRIES, INC. LANE FURNITURE INDUSTRIES, INC. THOMASVILLE FURNITURE INDUSTRIES, INC.

By:	/s/ Lynn Chipperfield
Name: Lynn Chipperfield Title: Senior Vice President of Furniture Brands International, Inc. and Vice President of each other Borrower On behalf of each of the Borrowers

JPMORGAN CHASE BANK, N.A., Individually and as Administrative Agent

By:	/s/ James M. Sumoski
Name: James M. Sumoski Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:
Name: Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:
Name: Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Martha M. Winters
Name: Martha M. Winters Title: Director

WELLS FARGO BANK, NA

By:	/s/ Anthony Clarkson
Name: Anthony Clarkson Title: Relationship Manager

BANK OF AMERICA, N.A.

By:	/s/ Eric A. Escagne
Name: Eric A. Escagne Title: Vice President

BNP PARIBAS

By:	/s/ Jo Ellen Bender
Name: Jo Ellen Bender Title: Managing Director

By:	/s/ Christopher Grumboski
Name: Christopher Grumboski Title: Director

SUNTRUST BANK

By:	/s/ Michael Lapresi
Name: Michael Lapresi Title: Managing Director

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Raymond Ventura
Name: Raymond Ventura Title: Deputy General Manager

NATIONAL CITY BANK

By:	/s/ Steve Sainz
Name: Steve Sainz Title: Vice President

THE BANK OF NEW YORK

By:	/s/ Louis Serio
Name: Louis Serio Title: Vice President

COMERICA BANK

By:	/s/ Mark J. Leveill
Name: Mark J. Leveill Title: Assistant Vice President

REGIONS BANK

By:	/s/ Amanda Schmitt
Name: Amanda Schmitt Title: Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Roger McDougal
Name: Roger McDougal Title: Vice President

US BANK NATIONAL ASSOCIATION

By:
Name: Title:

EXHIBIT A

REAFFIRMATION AND WAIVER OF GUARANTY

Each of the undersigned acknowledges receipt of a copy of a Waiver and Amendment (the “Waiver”) dated as of June 29, 2007, consents to such Waiver and each of the transactions and amendments referenced therein and hereby reaffirms its obligations under the Guaranty dated as of April 21, 2006 (the “Guaranty”) in favor of the Lenders, the Co-Syndication Agents, the Administrative Agent (each as defined in the Waiver), and the Other Creditors (as defined in the Guaranty).

This Affirmation shall be governed by and construed in accordance with the law of the State of New York.

Dated as of June 29, 2007

FURNITURE BRANDS INTERNATIONAL, INC.

BROYHILL FURNITURE INDUSTRIES, INC.
LANE FURNITURE INDUSTRIES, INC.
THOMASVILLE FURNITURE INDUSTRIES, INC.
ACTION TRANSPORT, INC.
BROYHILL TRANSPORT, INC.
BROYHILL RETAIL, INC.
BROYHILL HOME FURNISHINGS, INC.
THOMASVILLE RETAIL, INC.
HDM RETAIL, INC.
FAYETTE ENTERPRISES, INC.
HDM FURNITURE INDUSTRIES, INC.
HDM TRANSPORT, INC.
LANEVENTURE, INC.
MAITLAND-SMITH FURNITURE INDUSTRIES, INC.
MAITLAND-SMITH HOME FURNISHINGS, INC.
THE LANE COMPANY, INCORPORATED
LANE HOME FURNISHINGS RETAIL, INC.
HICKORY BUSINESS FURNITURE, INC.
THOMASVILLE HOME FURNISHINGS, INC.

By:	/s/ Lynn Chipperfield
Name: Lynn Chipperfield Title: Senior Vice President of Furniture Brands International, Inc. and Vice President of each other Guarantor On behalf of each of the above Guarantors